UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NOVABAY PHARMACEUTICALS, INC.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than The Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOVABAY PHARMACEUTICALS, INC.

2000 Powell Street, Suite 1150

Emeryville, California 94608

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date:	Time:	Place:
March 12, 2026	11:00 a.m. PDT	Virtual meeting at: www.virtualshareholdermeeting.com/NBY2026SM

To the Stockholders of NovaBay Pharmaceuticals, Inc.:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay,” the “Company”, “we,” “our” and “us”). Stockholders will be able to participate in the Special Meeting and to vote and submit questions during the virtual meeting by visiting www.virtualshareholdermeeting.com/NBY2026SM. The Special Meeting will be held for the purpose of stockholders voting upon the following proposals, each of which are described in the accompanying proxy statement (“Proxy Statement”):

(1)         To approve, in accordance with Section 713 of the NYSE American LLC Company Guide, the issuance of 837,696,130 shares of common stock upon the exercise of the pre-funded warrants issued in our private placement transaction on January 16, 2026 (“Proposal One”).

(2)         To approve, in accordance with Section 713 of the NYSE American LLC Company Guide, the issuance of 5,405,406 shares of common stock upon the exercise of the pre-funded warrants issued in our private placement transaction on October 16, 2025 (“Proposal Two”).

(3)         To approve an amendment to Article V, Paragraph D of our amended and restated certificate of incorporation (the “Charter”) to remove the prohibition against stockholder action by written consent (“Proposal Three”).

(4)         To approve an amendment to the Charter to reflect Delaware General Corporate Law provisions regarding officer exculpation (“Proposal Four”).

(5)         To approve an amendment to the Charter to increase the number of authorized shares of our Common Stock from 1,500,000,000 to 5,000,000,000 (“Proposal Five”).

(6)         To approve the adoption of the 2026 Equity Incentive Plan (“Proposal Six”).

(7)         To grant discretionary authority to the Board of Directors to adjourn the Special Meeting from time to time, if necessary or appropriate, to establish a quorum or, even if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting or after any adjournment in favor of any of the Proposals (as defined below) (“Proposal Seven”).

(8)         To transact any other business that may properly come before the Special Meeting.

Proposal One through Seven are collectively referred to as the “Proposals”.

We encourage you to read the Proxy Statement in its entirety and the other documents to which we have referred you to in the Proxy Statement before voting. After careful consideration, the NovaBay Board of Directors has determined that all seven of the Proposals are advisable and in the best interests of NovaBay and its stockholders and recommends that the holders of Common Stock and the Series F Voting Retractable Preferred Stock entitled to vote with respect to each of the Proposals, vote or give instruction to vote “FOR” Proposals One through Proposal Seven.

You may attend the Special Meeting online, vote your shares electronically, and submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/NBY2026SM and entering the 16-digit control number included in your proxy card or the voting information form provided by your bank or broker. Prior to the Special Meeting, you can vote at www.proxyvote.com using your 16-digit control number or by the other methods described in the Proxy Statement.

The record date for the Special Meeting is February 10, 2026. Only stockholders of record at the close of business on that date are entitled to notice of, and may vote at, the virtual Special Meeting or any adjournment or postponement thereof. This Notice of Special Meeting and the Proxy Statement are being distributed and made available on or about February 9, 2026.

A list of stockholders entitled to vote at the Special Meeting will be available at NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, California 94608, for a period of ten (10) days prior to the Special Meeting. If you would like to inspect the stockholder list, please contact our Corporate Secretary at (510) 899-8838. The stockholder list will also be available during the virtual Special Meeting through the following secure link www.virtualshareholdermeeting.com/NBY2026SM.

February 9, 2026	By Order of the Board of Directors,

/s/ Michael Kazley
Michael Kazley Chair of the Board of Directors

i

2000 Powell Street, Suite 1150

Emeryville, California 94608

Proxy Statement For The Special Meeting of Stockholders

This proxy statement (the “Proxy Statement”), our Notice of Special Meeting of Stockholders (the “Notice”) and our proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay,” the “Company,” “we,” “our,” or “us”), to be voted at the Special Meeting of Stockholders to be held on March 12, 2026 (the “Special Meeting”), and at any adjournment or postponement of the Special Meeting. The Special Meeting will be held at 11:00 a.m. Pacific Time and will be a virtual meeting of stockholders. You will be able to participate in the Special Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/NBY2026SM. You must have your 16-digit control number on your proxy card to enter and participate in the virtual meeting. This Proxy Statement and the proxy card are being delivered by mail on or about February 12, 2026 to stockholders of record as of February 10, 2026.

The Special Meeting

Purpose of Meeting

The specific Proposals to be considered and acted upon at the Special Meeting are summarized in the Notice above and are described in more detail in this Proxy Statement.

Attendance at the Special Meeting

As permitted by Delaware law and our amended and restated bylaws effective June 13, 2023 (the “Bylaws”), the Special Meeting will be held as a virtual meeting live via the Internet. As an owner of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and/or the Company’s Series F Voting Retractable Preferred Stock, $0.01 par value per share (the “Series F Preferred Stock”), you will be able to attend the Special Meeting via live webcast by visiting NovaBay’s virtual meeting website (www.virtualshareholdermeeting.com/NBY2026SM) at the meeting time. Upon visiting the meeting website, you will be prompted to enter your 16-digit control number provided on your proxy card. Your unique control number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Special Meeting on the meeting website.

Shares of Common Stock which you are the beneficial owner, but not the stockholder of record, also may be voted electronically during the Special Meeting if you have a 16-digit control number. If there is no 16-digit control number included on your instructions, please refer to the information provided by your broker, bank or other holder of record for voting information and/or instruction on how to attend the Special Meeting.

Even if you plan to attend the Special Meeting virtually, NovaBay recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Special Meeting.

Voting; Quorum

The record date for determining those stockholders who are entitled to notice of, and to vote at, the Special Meeting has been fixed as February 10, 2026 (“Record Date”). Only holders of Common Stock and holders of Series F Preferred Stock of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Each stockholder of Common Stock is entitled to one (1) vote for each share of our Common Stock held by such stockholder as of the Record Date. Each holder of Series F Preferred Stock is entitled to the voting equivalent of approximately 0.417 shares of Common Stock for each outstanding share of Series F Preferred Stock held. Holders of Common Stock and Series F Preferred Stock will vote together as a single class, except with regard to the class vote for Proposal Five.

As of February 9, 2026, 129,608,757 shares of our Common Stock and 1,346,633 shares of Series F Preferred Stock (having the voting equivalent of an aggregate of 561,886 shares of Common Stock) were outstanding.

The presence at the Special Meeting, either in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of one-third (1/3) of the voting power of all of the outstanding shares of stock entitled to vote, shall constitute a quorum for the transaction of business at the Special Meeting, in line with the Bylaws. For Proposal Five, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of one-third (1/3) of the voting power of the outstanding shares of Common Stock, shall constitute a quorum. Stockholders who log on and vote at our virtual meeting of stockholders with their 16-digit control number (which is provided on your proxy card) are considered present in person at the Special Meeting. Abstentions are counted as present for purposes of determining the presence of a quorum. If a quorum is not present, we expect that the Special Meeting will be adjourned or postponed in order to permit further solicitation of proxies until a quorum is obtained.

Required Votes and Effects of Abstentions and Broker Non-Votes

Votes Generally. Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count, for each proposal, votes “FOR” and “AGAINST,” abstentions, and, if applicable, broker non-votes.

Abstentions and Broker Non-Votes. Abstentions and broker non-votes will be counted towards the quorum requirement. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE American LLC (“NYSE American”) rules. Proposals One, Two, Three, Four and Six are considered to be “non-routine” under NYSE American rules such that your broker, bank or other agent may not vote your shares on those Proposals in the absence of your voting instructions. As also provided in the chart below, Proposals Five and Seven are considered to be “routine” under NYSE American rules, and thus if you do not return voting instructions to your broker, your shares may be voted in its discretion for this Proposal.

Required Vote. The following table summarizes the proposals and the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
One	Approve, in accordance with Section 713 of the NYSE American LLC Company Guide, the issuance of common stock in connection with our private placement.

“FOR” votes of the majority of the voting power of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter

			Same effect as a vote “AGAINST”	No effect

Two	Approve, in accordance with Section 713 of the NYSE American LLC Company Guide, the issuance of common stock in connection with our October 2025 pre-funded warrant transactions.

“FOR” votes of the majority of the voting power of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter

			Same effect as a vote “AGAINST”	No effect

Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
Three	Approve an amendment to our amended and restated certificate of incorporation (the “Charter”) to remove the prohibition against stockholder action by written consent.

“FOR” vote of the holders of at

least sixty-six and two thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class

			Same effect as a vote “AGAINST”	Same effect as a vote “AGAINST”

Four	Approve an amendment to the Charter to reflect Delaware General Corporate Law provisions regarding officer exculpation in limited circumstances.	“FOR” votes of a majority of the outstanding stock entitled to vote	Same effect as a vote “AGAINST”	Same effect as a vote “AGAINST”

Five	Approve an amendment to the Charter to increase the number of authorized shares of Common Stock from 1,500,000,000 to 5,000,000,000.	“FOR” vote of the majority of votes cast of the holders of Common Stock	No effect	Not applicable as a routine matter brokers may vote on

Six	Approve the 2026 Equity Incentive Plan.

“FOR” votes of the majority of the voting power of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter

			Same effect as a vote “AGAINST”	No effect

Seven	Approve the adjournment of the Special Meeting.	“FOR” votes of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting	Same effect as a vote “AGAINST”	Not applicable as a routine matter brokers may vote on

It is important to remember that we are not seeking stockholder approval of, and you are not being asked to vote on, the Private Placement or the Pre-Funded Warrant Transactions. We are seeking your approval of the issuance of Common Stock upon the exercise of the warrants issued in the Private Placement and the issuance of Common Stock underlying the October Pre-Funded Warrants issued in the Pre-Funded Warrant Transactions.

Stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Special Meeting.

Effect of Not Voting

Stockholder of Record; Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone or over the Internet or by completing and returning your proxy card, your shares will not be voted.

Beneficial Owner; Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank or other nominee on how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether NYSE American deems the particular proposal to be a “routine” matter. Brokers, banks or other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of NYSE American, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management supported. Accordingly, your broker, bank or other nominee may not vote your shares on Proposals One, Two, Three, Four and Six.

Voting Methods

If you were a registered stockholder on the Record Date, you may vote your shares at the virtual Special Meeting, www.virtualshareholdermeeting.com/NBY2026SM, which contains voting instructions. You may also vote your shares by telephone by calling (toll free within the U.S. and Canada) 1-800-690-6903 and following the voting instructions read to you by the automated operator. Upon visiting the meeting website or calling the call-in telephone line, you will be prompted to enter your 16-digit control number provided to you on your proxy card. Your unique control number allows us to identify you as a stockholder and will enable you to securely cast votes.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Pacific Time on February 11, 2026. Internet and telephone voting will close promptly at 11:59 p.m. Eastern Time on March 11, 2026. After internet and telephone voting closes, you will only be able to vote by attending the Special Meeting via live webcast and voting at the Special Meeting. The Special Meeting starts at 11:00 a.m. (Pacific Time) on March 12, 2026. After voting is closed during the Special Meeting, you will no longer have the ability to vote your shares for the specific Proposals considered at the Special Meeting.

If you are a registered stockholder as of the Record Date and hold your shares in more than one fund or other affiliated investment vehicle, you will receive separate voting credentials for each such entity that is a record holder of shares of our stock. Please be sure to log on separately for each fund in order to cast all votes that you are entitled to cast at the Special Meeting.

If you receive proxy materials by mail or if you request paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning your proxy card in the postage-paid envelope. Further instructions on how to vote by mail are included on the proxy card. Only proxy cards that have been signed, dated, and timely returned will be counted towards the quorum and entitled to vote.

If you submit your proxy card and it does not specify how the shares represented thereby are to be voted, then the proxy will be voted “FOR” the approval of Proposal One through Proposal Seven described in this Proxy Statement. The proxy card also grants the proxy holder discretionary authority to vote on any other business that may properly come before the Special Meeting. We have not been notified by any stockholder of his or her intent to present a stockholder proposal at the Special Meeting.

Revoking Proxies

If your shares are held in your name, you may revoke or change your vote at any time before the Special Meeting by (i) submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted); (ii) attending the Special Meeting live via webcast and voting during the meeting (simply attending the virtual meeting will not, by itself, revoke your proxy); or (iii) by filing a notice of revocation or submitting another signed proxy card with a later date with our Chief Financial Officer, Tommy Law, at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608. Unless so revoked, the shares represented by such proxies or voting instructions will be voted at the Special Meeting and all adjournments or postponements of the Special Meeting. Proxies solicited on behalf of the Board will be voted in accordance with the directions given.

Solicitation

NovaBay will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Notice, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of these materials will be furnished to brokers, banks or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. For additional information about this engagement, please see “Method of Proxy Solicitation” below.

Other Matters

Other than the Proposals described in the Proxy Statement, the Board is not aware of any other business that will be presented for consideration at the Special Meeting. If any other matters should be properly presented at the Special Meeting or any adjournments or postponements of the Special Meeting for action by stockholders, the person named in the form of proxy will vote the proxy, pursuant to the authority provided to him or her, in accordance with his or her best judgment on that matter.

Interest of Certain Persons in Matters To Be Acted Upon

Except as disclosed in “Certain Relationships and Related Party Transactions”, the directors of the Company are not aware of any material interest, direct or indirect, of any person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last completed financial year, or any associate or affiliate of any of the foregoing persons, in any matter to be acted upon at the Meeting.

Results of the Voting at the Special Meeting

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four (4) business days after the Special Meeting.

Matters to be Considered at the Special Meeting Proposal One: Private Placement Issuance

On January 16, 2026, we entered into a securities purchase agreement with certain accredited investors pursuant to which we agreed to issue and sell pre-funded warrants to purchase an aggregate of 837,696,130 shares of our common stock, $0.01 par value per share (the “Common Stock”) at a purchase price of $0.17 per warrant, for aggregate gross proceeds of approximately $134 million (the agreement, the “Securities Purchase Agreement” and the transaction, the “Private Placement”). Two of the investors in the Private Placement, were R01 Fund LP and Framework Ventures IV L.P., which, prior to the Private Placement each beneficially owned 45.0% of our outstanding Common Stock. See Certain Relationships and Related Party Transactions. The closing of the Private Placement is subject to receiving stockholder approval of Proposal One (Private Placement Issuance) and the satisfaction of certain other closing conditions.

We are asking stockholders to approve the issuance 837,696,130 shares of Common Stock upon the exercise of the pre-funded warrants issued in the Private Placement. It is important to remember that we are not seeking stockholder approval of, and you are not being asked to vote on, the Private Placement or the Pre-Funded Warrant Transactions. We are seeking your approval of the issuance of Common Stock underlying the securities to be issued upon the closing of the Private Placement and the issuance of Common Stock underlying the October Pre-Funded Warrants issued in the Pre-Funded Warrant Transactions.

Because our Common Stock is traded on the NYSE American, we are subject to the rules of the NYSE American LLC Company Guide, including Section 713.

Pursuant to NYSE American LLC Company Guide Section 713, stockholder approval is required for certain issuances of common stock, or securities convertible into or exercisable for common stock, where such securities are issued as consideration in a transaction or a series of related transactions involving (i) the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the Minimum Price (as defined below) which together with sales by officers, directors or principal shareholders of the issuer equals 20% or more of presently outstanding common stock; or (ii) the sale, issuance or potential issuance by the issuer or common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the Minimum Price.

The Minimum Price means a price that is the lower of: (i) the Official Closing Price (as defined below) immediately preceding the signing of the binding agreement; or (ii) the average Official Closing Price for the five trading days immediately preceding the signing of the binding agreement. For purposes of calculating the Minimum Price, the “Official Closing Price” of the issuer’s common stock means the official closing price on the NYSE American as reported to the Consolidated Tape immediately preceding the signing of a binding agreement to issue the securities. The “Minimum Price” with respect to the Private Placement was $13.34 per warrant.

The Private Placement involved the issuance of common stock in an aggregate amount greater than 20% of our outstanding Common Stock at a price lower than the Minimum Price. On a fully diluted basis, the issuance of shares of Common Stock underlying the pre-funded warrants issued in the Private Placement would have resulted in an issuance of 837,696,130 shares of Common Stock, representing 86.9% of shares of Common Stock outstanding on the date prior to the Private Placement. Accordingly, to comply with NYSE American LLC Company Guide Section 713, we are seeking stockholder approval of the issuance of shares of our Common Stock upon the closing of the Private Placement pursuant to the Securities Purchase Agreement.

Stockholder Approval

The affirmative votes of the majority of the voting power of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter are required for the approval of this Proposal One. Unless otherwise instructed in the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” for this proposal. Abstentions, if any, with respect to this proposal will have the same effect as a vote “AGAINST” this Proposal One. Broker non-votes, if any, with respect to this Proposal One, will have no effect.

Recommendation of Our Board Our Board recommends unanimously that you vote “FOR” the approval of the issuance of shares of Common Stock in connection with the Private Placement.

Proposal Two: October Warrant Share Issuance

On October 16, 2025, we issued and sold pre-funded warrants (the “October Pre-Funded Warrants”) to purchase an aggregate of 5,405,406 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to R01 and Framework in two transactions for aggregate gross proceeds of approximately $6 million. The purchase price was $1.10 per Pre-Funded Warrant, representing 110% of the closing price of the Common Stock on the day before the issuance, less the $0.01 exercise price for each such Pre-Funded Warrant. The Pre-Funded Warrants became exercisable for shares of Common Stock at any time after January 1, 2026, subject to receipt of stockholder approval.

We are asking stockholders to approve the issuance of 5,405,406 shares of our Common Stock upon the exercise of the Company’s pre-funded warrants. It is important to remember that we are not seeking stockholder approval of, and you are not being asked to vote on, the Private Placement or the Pre-Funded Warrant Transactions. We are seeking your approval of the issuance of Common Stock underlying the securities to be issued upon the closing of the Private Placement and the issuance of Common Stock underlying the October Pre-Funded Warrants issued in the Pre-Funded Warrant Transactions.

Because our Common Stock is traded on the NYSE American, we are subject to the rules of the NYSE American LLC Company Guide, including Section 713.

Pursuant to NYSE American LLC Company Guide Section 713, stockholder approval is required for certain issuances of common stock, or securities convertible into or exercisable for common stock, where such securities are issued as consideration in a transaction or a series of related transactions involving (i) the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the Minimum Price (as defined below) which together with sales by officers, directors or principal shareholders of the issuer equals 20% or more of presently outstanding common stock; or (ii) the sale, issuance or potential issuance by the issuer or common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the Minimum Price.

The Minimum Price means a price that is the lower of: (i) the Official Closing Price (as defined below) immediately preceding the signing of the binding agreement; or (ii) the average Official Closing Price for the five trading days immediately preceding the signing of the binding agreement. For purposes of calculating the Minimum Price, the “Official Closing Price” of the issuer’s common stock means the official closing price on the NYSE American as reported to the Consolidated Tape immediately preceding the signing of a binding agreement to issue the securities.

The Pre-Funded Warrant Transactions involved the issuance of common stock in an aggregate amount greater than 20% of our outstanding Common Stock. On a fully diluted basis, the issuance of shares of Common Stock underlying the October Pre-Funded Warrants would have resulted in an issuance of 5,405,406 shares of Common Stock, representing 47.3% of shares of Common Stock outstanding on the date prior to the issuance of the October Pre-Funded Warrants. Accordingly, to comply with NYSE American LLC Company Guide Section 713, we are seeking stockholder approval of the issuance of the October Warrant Shares in connection with the Pre-Funded Warrant Transactions.

Stockholder Approval

The affirmative votes of the majority of the voting power of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter are required for the approval of this Proposal Two. Unless otherwise instructed in the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” for this proposal. Abstentions, if any, with respect to this proposal will have the same effect as a vote “AGAINST” this Proposal Two. Broker non-votes, if any, with respect to this Proposal Two, will have no effect.

Recommendation of Our Board Our Board recommends unanimously that you vote “FOR” the approval of the issuance of the October Warrant Shares in connection with the Pre-Funded Warrant Transactions.

Proposal Three: Charter Amendment for Stockholder Action by Written Consent

We are asking stockholders to approve the adoption of an amendment to our amended and restated certificate of incorporation (the “Charter”) to remove the prohibition against stockholders taking action by written consent without holding a meeting.

Article V, Paragraph D of the Charter currently prohibits our stockholders from taking action except at an annual or special meeting of the stockholders and precludes stockholders from taking any action by written consent or by electronic transmission. This type of prohibition is generally intended to facilitate corporate stability by requiring stockholder action to occur at a duly called and convened stockholder meeting. Voting limitations may also have the effect of providing anti-takeover protection to our Company. However, many investors and others view prohibitions against stockholder action by written consent as conflicting with principles of good corporate governance by preventing stockholders from fully exercising their voting rights as stockholders due to the need to convene at an annual or special meeting to effect change. After careful consideration, the Board has determined that adoption of this proposal is advisable and would allow stockholders to fully exercise their voting rights without needing to convene at a meeting of stockholders.

Section 228 of the Delaware General Corporation Law (“DGCL”) allows stockholders to act by written consent unless otherwise provided in the corporation’s certificate of incorporation. If the proposal is approved, amendments to the Charter previously approved by our Board, subject to stockholder approval, allowing stockholder action by written consent will become effective.

The proposed amendment to the Charter is set forth in Appendix A to this Proxy Statement. If this proposal is approved by our stockholders, we will amend the Charter to reflect the revisions contemplated by this proposal as set forth in Appendix A and the resulting amendments to the Charter will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to occur promptly after the Special Meeting.

Stockholder Approval

The affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class is required for the approval of this Proposal Three. Unless otherwise instructed in the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” for this proposal. Because this proposal requires the affirmative vote of 66 2/3% of the outstanding shares entitled to vote, both abstentions and broker non-votes will have the same effect as a vote “AGAINST” this Proposal Three.

Recommendation of Our Board

Our Board recommends unanimously that you vote “FOR” the approval of the Charter amendment to remove the prohibition against stockholders taking action by written consent without holding a meeting.

Proposal Four: Officer Exculpation

We are asking stockholders to approve the adoption of an amendment to the Charter to provide for the elimination of monetary liability of certain officers in limited circumstances (the “Officer Exculpation Amendment”).

Section 102(b)(7) of the DGCL permits companies to include in their certificates of incorporation limitations of monetary liability for certain officers. Specifically, it permits the exculpation of certain officers for breaches of the fiduciary duty of care for direct claims brought by stockholders and does not include claims on behalf of the Company for a breach of the fiduciary duty of care against officers. Our proposed Officer Exculpation Amendment would not permit the elimination of liability of officers for any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. The Officer Exculpation Amendment also would not permit the limitation of liability of officers in any derivative action. Under the DGCL, the Officer Exculpation Amendment would include any officer who, during the course of conduct alleged to be wrongful, has consented to being identified as an officer for purposes of service of process in Delaware, which currently includes our chief executive officer and chief financial officer, and any other person who is or was identified in our public filings with the SEC as a named executive officer.

Our Board believes that the Officer Exculpation Amendment would help attract and retain a limited group of officers by mitigating the risk of personal financial ruin as a result of unintentional conduct and also would not negatively impact stockholder interests.

The proposed amendment to the Charter is set forth in Appendix A to this Proxy Statement. If this proposal is approved by our stockholders, we will amend the Charter to reflect the revisions contemplated by this proposal as set forth in Appendix A and the resulting amendments to the Charter will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to occur promptly after the Special Meeting.

Stockholder Approval

The affirmative votes of a majority of the outstanding stock entitled to vote at the Special Meeting are required for the approval of this Proposal Four. Unless otherwise instructed in the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” for this proposal. Both abstentions and broker non-votes will have the same effect as a vote “AGAINST” this Proposal Four.

Recommendation of Our Board

Our Board recommends unanimously that you vote “FOR” the approval of the Charter amendment to provide for the elimination of monetary liability of certain officers in limited circumstances.

Proposal Five: Approval To Increase Authorized Common Stock

We are asking stockholders to approve the adoption of an amendment to the Charter to increase the number of authorized shares of Common Stock from 1,500,000,000 to 5,000,000,000.

The Charter currently authorizes the issuance of up to 1,505,000,000 shares of capital stock, consisting of 1,500,000,000 shares of Common Stock with a par value of $0.01 per share, and 5,000,000 shares of preferred stock with a par value of $0.01 per share. An increase in the number of authorized shares of Common Stock to 5,000,000,000 shares will increase our total authorized capitalization to 5,005,000,000 shares of capital stock, which includes our previously authorized 5,000,000 shares of preferred stock.

We are seeking shareholder approval to increase the number of authorized shares in order to provide us with greater flexibility to pursue certain business or financial purposes in the future. These purposes may include, among others: (i) raising additional capital; (ii) equity incentive compensation and awards raising capital and other financing transactions; and (iii) other corporate purposes.

The additional Common Stock to be authorized by stockholder approval of this Proposal Five would be identical to the currently outstanding shares of our Common Stock. Approval of this Proposal Five and issuance of the additional authorized shares of Common Stock would not affect the rights of the holders of currently outstanding shares of our Common Stock; however, increasing the number of shares of our Common Stock outstanding through future issuances of our Common Stock would significantly affect the holders in terms of dilution of any earnings per share and the voting rights of current holders of Common Stock. Under the Charter, stockholders do not have preemptive rights to subscribe for additional securities that we may issue, which means that current stockholders under our governing documents do not have a prior right thereunder to purchase any new issue of Common Stock in order to maintain their proportionate ownership interests in NovaBay.

If this proposal is approved by our stockholders, we will significantly increase the number of authorized shares of common stock that we may have the ability to issue in the future. Any such issuance of our common stock in the future may have a dilutive effect, including on earnings per share, on stockholders’ equity and/or voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital.

The proposed amendment to the Charter is set forth in Appendix A to this Proxy Statement. If this proposal is approved by our stockholders, we will amend the Charter to reflect the revisions contemplated by this proposal as set forth in Appendix A and the resulting amendments to the Charter will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to occur promptly after the Special Meeting.

Stockholder Approval

The affirmative vote of the majority of votes cast of the holders of Common Stock are required for the approval of this Proposal Five. Unless otherwise instructed in the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” for this proposal. Abstentions will have no effect on the vote for this Proposal Five. Because this is a “routine” matter, brokers may exercise discretion to vote uninstructed shares; broker non-votes are not expected.

Recommendation of Our Board Our Board recommends unanimously that you vote “FOR” the approval of the Charter amendment to increase the number of authorized shares of Common Stock.

Proposal Six: Approval of the 2026 Equity Incentive Plan

As previously disclosed, during 2025, we completed a comprehensive realignment of our business, as described in our Final Prospectus – Continuous Offering (S-3) filed with the SEC on January 20, 2026.

In connection with this new strategy, on January 29, 2026, the Board approved the adoption of the NovaBay Pharmaceuticals, Inc. 2026 Equity Incentive Plan (our “2026 EIP”). If approved by shareholders, the 2026 EIP would authorize the issuance of equity awards from a pool of up to 111,119,633 shares of our common stock, subject to automatic increase as described below. The 2026 EIP would replace the NovaBay Pharmaceuticals, Inc. 2017 Omnibus Incentive Plan (the “2017 Omnibus Plan”) and following approval of the 2026 EIP no further awards will be made under the 2017 Omnibus Plan. If the 2026 EIP is not approved by shareholders, the 2017 Omnibus Plan shall remain in full force and effect. The material terms of our 2026 EIP are described under “Summary of our 2026 EIP” below.

We believe that equity compensation will be a critical component of successfully implementing our new capital allocation strategy and attracting, incentivizing and retaining the key talent that are necessary to successfully implement it. In particular, we view equity compensation as critical to the success of our new business strategy because it (i) contributes to a culture of ownership among our employees and other service providers, (ii) directly aligns our employees’ interests with the interests of our other stockholders and with our capital allocation strategy generally, and (iii) preserves our cash resources to acquire economically productive assets. We believe that our ability to compensate with equity awards is essential to our efforts to attract and retain top talent and tie the interests of our executive officers and other key employees with those of our stockholders. Equity awards will be an essential part of our compensation package, central to our employment value proposition, and necessary for us to continue competing for top talent as we grow.

As of September 30, 2025, there were an aggregate of 1,022 shares subject to outstanding awards under our 2007 Omnibus Incentive Plan (under which awards remain outstanding, but no further awards may be made) and 2017 Omnibus Plan and, as of this same date, the shares subject to outstanding equity awards and available for issuance under our 2017 Omnibus represented a nominal amount of our outstanding shares (commonly referred to as the “overhang”), with performance-based awards included in such calculation assuming maximum level achievement of applicable performance goals. The table below includes aggregate information regarding equity awards outstanding and the number of shares available for future awards under our 2017 Omnibus Plan, as of September 30, 2025, and the number of shares that would be available for issuance under our 2026 EIP if this proposal is approved by stockholders.

Information on Equity Compensation Plans as of September 30, 2025
Total number of stock options outstanding(1)	1,022
Weighted-average exercise price of stock options outstanding	$448.84
Weighted-average remaining duration of stock options outstanding	2.9
Total number of full value awards outstanding (including RSUs)(2)	-
Total shares available for future awards under our 2017 Omnibus Plan	14,332
Proposed shares available for awards under our 2026 EIP(3)
Total shares of common stock outstanding (as of September 30, 2025)	6,010,749

(1)          Includes stock options outstanding under our 2007 Omnibus Incentive Plan and 2017 Omnibus Plan.  No stock appreciation rights are outstanding.

(2)          Includes shares underlying awards (other than stock options) outstanding under our 2017 Omnibus Plan.

(3)         Reflects the proposed share pool under our 2026 EIP. Share counting provisions, including adjustments to the number of shares available under our 2026 EIP, are described below under “Authorized Shares” and “Adjustments.”

Summary of Our 2026 EIP

The following is a brief summary of the material terms of our 2026 EIP. A copy of our 2026 EIP is attached as Appendix B to this proxy statement, and we urge stockholders to read it in its entirety. The following description of the material terms of our 2026 EIP is qualified in its entirety by reference to the full text of our 2026 EIP.

Administration. Our 2026 EIP will generally be administered by our Compensation Committee, which will have the discretionary authority to administer and interpret the plan; determine eligibility for and grant awards; determine the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any award under the plan; determine, modify, accelerate or waive the terms and conditions of any award; determine the form of settlement of awards; prescribe forms, rules and procedures relating to the plan and awards; and otherwise do all things necessary or desirable to carry out the purposes of the plan or any award. Our Compensation Committee (or the Board, with respect to such matters over which it retains authority) may delegate to one or more of its members (or one or more members of the Board) such of its duties, powers and responsibilities as it may determine and, to the extent permitted by law, may delegate certain of its duties, powers and responsibilities to officers, employees and other persons. As used in this summary, the term “Administrator” refers to our Compensation Committee, the Board or any authorized delegates, as applicable.

Eligibility to Receive Awards. Under our 2026 EIP, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to receive awards under our 2026 EIP. Eligibility for options intended to be incentive stock options (“ISOs”) is limited to employees of the Company or certain affiliates. As of February 9, 2026, we estimate that approximately 3 employees, including all of our executive officers, 3 non-employee directors, 2 consultants, and no advisors would be eligible to participate in our 2026 EIP.

Authorized Shares. Subject to adjustment as described below, the maximum number of shares of common stock that may be delivered in satisfaction of awards under our 2026 EIP is 111,119,633 shares, plus an automatic annual increase, as of January 1st of each year during the term of the 2026 EIP, beginning in 2027 and continuing through and including 2036, equal to the lesser of (i) four percent (4%) of the number of shares of our common stock outstanding as of the close of business on the immediately preceding December 31st, and (ii) the number of shares determined by the Board on or prior to such date for such year (the maximum number of shares, as increased, the “Share Pool”). Up to 164,484,196 shares from the Share Pool may be delivered in satisfaction of ISOs. The following rules apply in respect of the Share Pool:

●

Any shares of stock underlying awards settled in cash or that expire, become unexercisable, terminate, or are forfeited to or repurchased by the Company without the issuance of shares will not reduce the Share Pool.

●	Only shares delivered in settlement of a SAR, any portion of which is settled in stock, will reduce the Share Pool.

●	Any shares withheld in satisfaction of the exercise or purchase price or tax withholding obligations will not reduce the Share Pool.

●	Shares issued in substitution for equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition will not reduce the Share Pool.

Shares that may be delivered under our 2026 EIP may be authorized but unissued shares of our common stock or previously issued shares of our common stock acquired by the Company. The closing price of our common stock as reported on the New York Stock Exchange on February 6, 2026 was $0.76 per share.

Types of Awards. Our 2026 EIP provides for the grant of stock options, SARs, restricted and unrestricted stock and stock units, performance awards, and other awards that are convertible into or otherwise based on our common stock. Dividend equivalents may also be provided in connection with awards under our 2026 EIP.

●

Stock Options and SARs. The Administrator may grant stock options, including ISOs, and SARs. A stock option is a right entitling the holder to acquire shares of our common stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The per share exercise price of each stock option, and the per share base value of each SAR, granted under our 2026 EIP, may not be less than 100% of the closing price of a share of our common stock on the date of grant (or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported) (110% in the case of certain ISOs).

●

Restricted and Unrestricted Stock and Stock Units. The Administrator may grant awards of stock, stock units, restricted stock and restricted stock units. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock is stock subject to restrictions requiring that it be forfeited, redelivered or offered for sale to us if specified performance or other vesting conditions are not satisfied.

●	Performance Awards. The Administrator may grant performance awards, which are awards that vest subject to performance vesting conditions.

●

Other Stock-Based Awards. The Administrator may grant other awards that are convertible into or otherwise based on shares of our common stock, subject to such terms and conditions as are determined by the Administrator.

●	Substitute Awards. The Administrator may grant substitute awards.

Vesting; Terms of Awards. The Administrator will determine the terms and conditions of all awards granted under our 2026 EIP, including the time or times an award vests or becomes exercisable, the terms and conditions on which an option or SAR remains exercisable, and the effect of termination of a participant’s employment or service on awards. The Administrator may at any time accelerate the vesting or exercisability of any award.

Repricing. The Company may, without obtaining stockholder approval, (i) amend the terms of outstanding stock options or SARs to reduce the exercise price or base value of such stock options or SARs; (ii) cancel outstanding stock options or SARs in exchange for stock options or SARs that have an exercise price or base value that is less than the exercise price or base value of the original stock options or SARs; or (iii) cancel outstanding stock options or SARs that have an exercise price or base value greater than the fair market value of a share of stock on the date of such cancellation in exchange for cash or other consideration.

Termination of Employment or Other Status. The Administrator will determine the effect of termination of employment or other service on awards.

Transferability of Awards. Except as the Administrator may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution.

Covered Transactions. Except as otherwise provided in an award agreement or by the Administrator, in the event of a consolidation, merger or similar transaction in which the Company is not the surviving entity or which results in the acquisition of all or substantially all of our common stock by a single person or group, a sale or transfer of substantially all of our assets or a dissolution or liquidation of the Company (a “covered transaction”):

●

The Administrator may provide that any unvested award that is outstanding as of the consummation of the covered transaction, will be assumed, continued or substituted for by the acquirer, survivor or affiliate thereof;

●

The Administrator may provide that any award that is outstanding as of the consummation of the covered transaction will vest in full, and become exercisable as applicable, in connection with the consummation of the covered transaction;

●

The Administrator may provide for payment with respect to some or all awards in an amount equal to the fair market value of the underlying shares over the applicable exercise or purchase price of such award;

●

Any award not treated in accordance with the foregoing, or as otherwise provided by its underlying terms, shall automatically terminate (and be automatically forfeited, as applicable) in connection with the consummation of the covered transaction.

Adjustments Upon Changes in Capitalization. In the event of any recapitalization, reclassification, stock dividend, stock split, reverse stock split, liquidation, exchange of shares, spin-off, combination, consolidation or other similar transaction or other change in our capital structure that constitutes an equity restructuring within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision, the Administrator will make appropriate adjustments to the maximum number of shares that may be issued under our 2026 EIP and the number and kind of securities subject to, and, if applicable, the exercise or purchase prices (or base values) of, outstanding awards, and any other provisions affected by such event. The Administrator may also make such adjustments to take into account other distributions to stockholders or any other transaction involving the Company’s stock or any other event if it determines that adjustments are appropriate to avoid distortion in the operation of our 2026 EIP or any award.

Clawback. The Administrator may provide that any outstanding award or the proceeds from, or other amounts received in respect of, any award or stock acquired under any award will be subject to forfeiture and disgorgement to us, with interest and related earnings, if the participant to whom the award was granted is not in compliance with the plan or the applicable award or any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant. Each award will be subject to any policy of the Company or any of its affiliates that relates to trading on non-public information and permitted transactions with respect to shares of our common stock, including limitations on hedging and pledging. In addition, each award will be subject to any of our policies or those of our subsidiaries that provides for the forfeiture, disgorgement or clawback with respect to incentive compensation that includes awards under the plan, including our Policy for Recoupment of Incentive Compensation, as the same may be amended and in effect from time to time, and will be subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards.

Term. If shareholders approve our 2026 EIP, unless sooner terminated by the Administrator, our 2026 EIP will terminate on March 12, 2036 (the ten-year anniversary of the date it is approved by our shareholders).  Awards outstanding on that date will continue in accordance with their terms.

Amendment and Termination. The Administrator may at any time amend our 2026 EIP or any outstanding award and may at any time terminate our 2026 EIP as to future grants. However, except as expressly provided in our 2026 EIP or the applicable award, the Administrator may not alter the terms of an award so as to materially and adversely affect a participant’s rights under the award without the participant’s consent, unless the Administrator expressly reserved the right to do so at the time the award was granted. Any amendments to our 2026 EIP will be conditioned on stockholder approval to the extent required by law or applicable stock exchange requirements.

Certain Federal Income Tax Consequences of our 2026 EIP

The following is a summary of certain U.S. federal income tax consequences associated with certain awards granted under our 2026 EIP. This summary does not address tax rates or non-U.S., state or local tax consequences, nor does it address employment tax or other federal tax consequences, except as noted.

Stock Options (other than ISOs). In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an ISO (an “NSO”) but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company, subject to the limitations provided in the U.S. tax code. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. Generally, a disposition of shares acquired pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company, subject to the limitations provided in the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares acquired pursuant to an ISO is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company, subject to the limitations provided in the Code.

Unrestricted Stock Awards. A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company, subject to the limitations provided in the Code.

Restricted Stock Awards. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company, subject to the limitations provided in the Code. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company, subject to the limitations provided in the Code. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under our 2026 EIP, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Restricted Stock Units. The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is generally taxed upon vesting (and a corresponding deduction is generally available to the Company, subject to the limitations provided in the Code), unless he or she has made a proper election to defer receipt of the shares under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

New Plan Benefits

No awards have been granted to date under our 2026 Plan. All future awards under our 2026 Plan will be granted in amounts and to individuals as determined by the Compensation Committee (or the Board) in its sole discretion. Therefore, the type, number, and other terms of such awards under our 2026 Plan are not determinable at this time. We expect that all of our senior management employees and non-employee directors will receive awards under our 2026 Plan.

Stockholder Approval

The affirmative votes of the majority of the voting power of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter are required for the approval of this Proposal Six. Unless otherwise instructed in the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” for this proposal. Abstentions, if any, with respect to this proposal will have the same effect as a vote “AGAINST” this Proposal Six. Broker non-votes, if any, with respect to this Proposal Six, will have no effect.

Recommendation of Our Board Our Board recommends unanimously that you vote “FOR” the approval of the 2026 Equity Incentive Plan.

Proposal Seven: The Adjournment Proposal

A proposal will be submitted to the stockholders at the Special Meeting to grant discretionary authority to the Board to adjourn the Special Meeting from time to time, if necessary or appropriate, to establish a quorum or, even if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting or after any adjournment in favor of any of the Proposals presented for stockholder approval at this Special Meeting. Any adjournment of the Special Meeting may be made by an announcement made at the Special Meeting. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

For the avoidance of doubt, any proxy authorizing the adjournment of the Special Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of any such proposal.

Stockholder Approval

The affirmative vote of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting is required for the approval of this Proposal Seven. Unless otherwise instructed in the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” for this proposal. Abstentions, if any, with respect to this proposal will have the same effect as a vote “AGAINST” this Proposal Seven. Because this is a “routine” matter, brokers may exercise discretion to vote uninstructed shares; broker non-votes are not expected.

Recommendation of Our Board

Our Board recommends unanimously that you vote “FOR” the approval of the adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting or after any adjournment to approve any of the Proposals.

Security Ownership of Certain Beneficial Owners and Management

The following table indicates information as of February 9, 2026 (or the most recent practical date noted in the footnotes below) regarding the beneficial ownership of our securities by:

●	each person who is known by us to beneficially own more than five percent (5%) of our securities;
●	our current executive officers;
●	each of our directors; and
●	all of our directors and executive officers as a group.

The percentage of shares beneficially owned is based on 129,608,757 shares of Common Stock outstanding as of February 9, 2026. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them and no shares are pledged. None of the below entities or individuals own Series F Preferred Stock and have the associated voting rights.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
R01 Fund LP(2)	56,806,080	43.8%
Framework Ventures IV L.P.(3)	56,806,080	43.8
Executive Officers and Directors
Michael Kazley(2)	56,806,080	43.8%
Tommy Law(4)	26	*
Paul E. Freiman, Ph.D.(5)	1,030	*
Swan Sit(6)	950	*
Yenyou (Jeff) Zheng, Ph.D.(7)	950	*
All directors and executive officers as a group (5 persons)	56,809,036	43.8%

*	Less than one percent (1%).

(1)         The address for each director and executive officer of NovaBay listed is c/o NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, CA 94608. The number of shares beneficially owned and percent of class is calculated in accordance with SEC rules. A beneficial owner is deemed to beneficially own shares the beneficial owner has the right to acquire within sixty (60) days of February 9, 2026. For purposes of calculating the percent of class held by a single beneficial owner, the shares that such beneficial owner has the right to acquire within sixty (60) days of February 9, 2026 are also deemed to be outstanding; however, such shares are not deemed to be outstanding for purposes of calculating the percentage ownership of any other beneficial owner.

(2)         Consists of (i) 56,806,080 shares of Common Stock held indirectly by R01 Fund LP. Does not include 2,702,703 shares of Common Stock issuable upon the exercise of pre-funded warrants, all of which will be exercisable upon shareholder approval of Proposal Two and are held indirectly by R01 Fund LP. The shares of Common Stock may also be deemed to be beneficially owned by R01 Capital LLC, R01 Capital Manager LLC and Michael Kazley, each of which or whom disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. R01 Capital LLC is the general partner of R01 Fund LP. R01 Capital Manager is the investment manager for R01 Capital. Michael Kazley is the managing member of R01 Capital Manager.

(3)         Consists of (i) 56,806,080 shares of Common Stock held indirectly by Framework Ventures IV L.P. Does not include 2,702,703 shares of Common Stock issuable upon the exercise of pre-funded warrants, all of which will be exercisable upon shareholder approval of Proposal Two and are held indirectly by Framework Ventures IV L.P. The shares of common stock may also be deemed to be beneficially owned by Framework Ventures IV GP LLC, Framework Ventures Management LLC, Michael Anderson and Vance Spencer. Framework Ventures IV GP LLC is the general partner of Framework Ventures IV L.P. Framework Management is the investment manager of Framework Ventures IV L.P. Michael Anderson and Vance Spencer are members and the managers of Framework Ventures IV GP LLC and the managing members of Framework Ventures Management LLC.

(4)         Consists of 26 shares of Common Stock held directly by Mr. Law.

(5)         Consists of (i) 1,028 shares of Common Stock held directly by Dr. Freiman and (ii) 2 shares of Common Stock held by the Paul Freiman and Anna Mazzuchi Freiman Trust, of which Dr. Freiman and his spouse are trustees (with sole voting power over 1 share, shared voting power over 1 share, sole investment power over no shares and shared investment power over 2 shares).

(6)         Consists of (i) 950 shares of Common Stock held directly by Ms. Sit.

(7)         Consists of (i) 950 shares of Common Stock held directly by Dr. Jeff Zheng.

Certain Relationships and Related Party Transactions

NovaBay’s Audit Committee has the responsibility of reviewing possible related party transactions. In conducting its review, the Audit Committee applies the principles of the Code of Ethics and its Conflict of Interest Policy to: (i) the relationship of the related persons to the transaction; (ii) the relationship between the Company and the related persons; (iii) the importance of the interest to the related persons; and (iv) the amount involved in the transaction. Additionally, in connection with the Private Placement, the Special Transaction Committee of the Board may also review possible related party transactions in connection with the exercise of its exclusive authority to authorize and direct all matters related to the Private Placement, and other ancillary agreements to the Private Placement and enforce our rights under the Purchase Agreement and other Private Placement documents. Accordingly, other than as described below, since January 1, 2023, there has not been any transaction, nor is there any proposed transaction, in which NovaBay was a participant, and in which a “related party” of NovaBay had or is expected to have a direct or indirect material interest, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent (1%) of the average of NovaBay’s total assets at the end of the last two (2) completed fiscal years, that would require disclosure, except as follows.

R01/Framework-Lazar Transaction

On October 9, 2025, David Elliot Lazar (“Mr. Lazar”), the Company’s former Chief Executive Officer and director, entered into a securities purchase agreement (the “Lazar SPA”) with R01 Fund LP (“R01”) and Framework Ventures IV L.P. (“Framework”, together with R01 the “Purchasers” and the transaction, the “R01/Framework-Lazar Transaction”). Pursuant to the Lazar SPA, Mr. Lazar received an aggregate purchase price of $9,850,000 to (i) sell to the Purchasers an aggregate of 441,325 shares of the Company’s Series D Non-Voting Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), and (ii) assign to the Purchasers his rights and obligations (the “Series E Rights”) to purchase an aggregate of 268,750 shares of the Company’s Series E Non-Voting Convertible Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”), for an aggregate purchase price of $2,150,000, subject to certain conditions precedent. The $9,850,000 purchase price for the Series D Preferred Stock was paid to Mr. Lazar while the $2,150,000 purchase price for the Series E Preferred Stock was paid to the Company.

On October 16, 2025, at the Company’s 2025 Annual Meeting, stockholders approved, along with several other proposals, the conversion of Series D Preferred Stock and Series E Preferred Stock into shares of common stock (“Stockholder Approval”). On October 21, 2025, each share of Series D Preferred Stock and Series E Preferred Stock converted into 160 shares of Common Stock for an aggregate of 110,000,000 shares of Common Stock.

The consummation of the R01/Framework-Lazar Transaction on October 9, 2025 resulted in a change of control of the Company. Immediately prior to the consummation of the R01/Framework-Lazar Transaction, Mr. Lazar controlled approximately 95% of the Company’s issued and outstanding voting power. Immediately following the consummation of the R01/Framework-Lazar Transaction, R01 and Framework each controlled 43.8% of the Company’s issued and outstanding voting power. As reflected above, R01 and Framework each control 43.8% of the Company’s Common Stock outstanding as of February 9, 2026.

In connection with the R01/Framework-Lazar Transaction, R01 received Mr. Lazar’s one-time contractual right to nominate a director for the Board. We appointed Michael Kazley as our Chief Executive Officer and Chairman of the Board. Mr. Kazley is the manager of R01. Separately, Mr. Lazar resigned as Chief Executive Officer and as a director.

Pre-Funded Warrant Transactions

On October 16, 2025, the Company issued and sold pre-funded warrants (the “October Pre-Funded Warrants”) to purchase an aggregate of 5,405,406 shares of Common Stock (the “October Warrant Shares”) to the Purchasers in two transactions for aggregate gross proceeds of approximately $6 million. The purchase price was $1.10 per October Pre-Funded Warrant, representing 110% of the closing price of the Common Stock on the day before the issuance, less the $0.01 exercise price for each such October Pre-Funded Warrant. The October Pre-Funded Warrants are exercisable for October Warrant Shares at any time after January 1, 2026, subject to receipt of stockholder approval on Proposal Two. The Pre-Funded Warrant Transactions were executed in order to ensure we had sufficient stockholders’ equity on our balance sheet to regain compliance with Section 1003(a) of the NYSE American LLC Company Guide.

The exercise price and number of shares issued upon conversion will be adjusted in the event the Company issues or sells shares of Common Stock without consideration.

In the event of such issuance, the exercise price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to an exercise equal to the quotient obtained by dividing: (i) the sum of (A) of the product obtained by multiplying the Common Stock deemed outstanding, immediately prior to such issuance or sale (or deemed issuance or sale) by the exercise price then in effect plus (B) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale) by (ii) the sum of (A) the Common Stock deemed outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale).

In the event of such issuance, the number of October Warrant Shares issuable upon the exercise of a October Pre-Funded Warrant immediately prior to any such adjustment shall be increased to a number of shares of Common Stock equal to the quotient obtained by dividing: (i) the product of (A) the exercise price in effect immediately prior to any such adjustment multiplied by (B) the number of shares of Common Stock issuable upon exercise of the October Pre-Funded Warrant immediately prior to such adjustment by (ii) the exercise price resulting from such adjustment.

Private Placement

On January 16, 2026, the Company issued and sold pre-funded warrants (the “PIPE Pre-Funded Warrants”) to purchase an aggregate of 837,696,130 shares of Common Stock to R01 Fund LP and Framework Ventures IV L.P. among other accredited investors for aggregate gross proceeds of approximately $134 million. The purchase price was $0.17 per Pre-Funded Warrant, and the Pre-Funded Warrants are exercisable for shares of Common Stock at an exercise price of $0.01 per underlying share of Common Stock.

Proceeds from the Private Placement will be used to support a multi-year capital allocation strategy focused on acquiring and holding a portfolio of select digital assets that exhibit revenue-generating characteristics, consistent with our operating and risk framework, with SKY tokens being the only currently approved asset.

In connection with the PIPE Pre-Funded Warrants, the Company and the Purchasers entered into an Investors’ Rights Agreement (the “IRA”), pursuant to which, among other things, the Company agreed to provide customary demand rights for their shares of Common Stock underlying the Pre-Funded Warrants and customary piggyback registration rights for all of the Purchasers, as well as certain nomination rights for R01, Framework and Sky Frontier Foundation.

The IRA grants to each of R01, Framework and Sky Frontier Foundation the right to nominate one (1) individual for election to the Board of Directors (the “Nomination Rights”). If any of the parties receiving Nomination Rights cease to beneficially own at least five percent (5%) of the outstanding shares of the Company’s Common Stock, their individual Nomination Rights will terminate.

Subject to the preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders, except for a vote on any amendment to the Charter (including any certificate of designation filed with respect to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to the Charter (including any certificate of designation filed with respect to any series of preferred stock). The Charter does not provide for the right of stockholders to cumulate votes for the election of directors. The Charter establishes a classified Board, divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Our Common Stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock outstanding at the time or that we may designate and issue in the future.

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to holders of our Common Stock are distributable ratably among the holders of our Common Stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of our preferred stock.

The PIPE Pre-Funded Warrants are exercisable for shares in tranches increasing in size pursuant to a time-based exercisability schedule. The PIPE Pre-Funded Warrants may be exercised: (i) beginning on the date that is six (6) months after January 16, 2026 for up to twenty percent (20%) of the underlying Common Stock; (ii) beginning on the date that is nine (9) months after January 16, 2026 for up to an additional thirty percent (30%) of the underlying Common Stock; and (iii) beginning on the date that is twelve (12) months after January 16, 2026 for the remaining fifty percent (50%) of the underlying Common Stock, subject to receipt of stockholder approval on Proposal One.

The exercise price and number of shares issued upon conversion will be adjusted in the event the Company issues or sells shares of Common Stock without consideration.

In the event of such issuance, the exercise price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to an exercise equal to the quotient obtained by dividing: (i) the sum of (A) of the product obtained by multiplying the Common Stock deemed outstanding, immediately prior to such issuance or sale (or deemed issuance or sale) by the exercise price then in effect plus (B) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale) by (ii) the sum of (A) the Common Stock deemed outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale).

In the event of such issuance, the number of shares of Common Stock issuable upon the exercise of a PIPE Pre-Funded Warrant immediately prior to any such adjustment shall be increased to a number of shares of Common Stock equal to the quotient obtained by dividing: (i) the product of (A) the exercise price in effect immediately prior to any such adjustment multiplied by (B) the number of shares of Common Stock issuable upon exercise of the pre-funded warrant immediately prior to such adjustment by (ii) the exercise price resulting from such adjustment.

Other Proxy Matters

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two (2) or more stockholders sharing the same address (and who do not receive electronic delivery of proxy materials) by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

For those who receive proxy materials by mail, a single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee or NovaBay that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker, bank or other nominee or NovaBay that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future, you may (i) notify your broker, bank or other nominee or (ii) direct your written request to our Corporate Secretary, NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, California 94608, (510) 899-8838. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should likewise contact their broker, bank or other nominee or NovaBay using the above information. In addition, NovaBay will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Method of Proxy Solicitation

We will pay all costs of preparing, assembling, printing and distributing the proxy materials. No fees will be paid for solicitation of any stockholder to vote in favor of one of the Proposals. Our employees may solicit proxies on behalf of the Board through the mail, in person, by telephone or by other forms of electronic communication, without additional compensation. We will reimburse brokers, banks and other nominees who hold shares of Common Stock in their names for the expenses of furnishing proxy materials to beneficial owners of the shares.

Stockholder Proposals

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and the Bylaws. Pursuant to Rule 14a-8 under the Exchange Act and the Bylaws, stockholder proposals that are intended to be presented at our 2026 annual meeting of stockholders and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us no later than May 26, 2026. Stockholders are also advised to review the Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under the Bylaws, the deadline for submitting a stockholder proposal outside of Rule 14a-8 or a nomination for director that a stockholder intends to present at our 2026 annual meeting of stockholders (the “Annual Meeting”) is not later than the close of business on the 90th day (July 18, 2026), nor earlier than the 120th day (June 18, 2026) prior to the anniversary date of the Annual Meeting.

In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 17, 2026.

Stockholder proposals must be in writing and should be addressed to our Secretary, at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California, 94608. It is recommended that stockholders submitting proposals direct them to our Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in the Bylaws and conditions established by the SEC.

Where You Can Find More Information

NovaBay files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by NovaBay with the SEC at the SEC’s website, which contains reports, proxy statements and other information, at: http://www.sec.gov. This Proxy Statement refers to certain documents that are not attached or delivered with this Proxy Statement, but have been filed by NovaBay with the SEC, including the Investment Transaction Form 8-K.

Our Company’s Internet address, located at www.novabay.com, includes electronic files of this Proxy Statement and our Annual Report, as well as our other SEC filings. Further, this Proxy Statement and other documents referred to in this Proxy Statement are available without charge to stockholders of NovaBay upon written or oral request. If you would like additional copies of this Proxy Statement, such other documents referred to herein that are filed by us with the SEC or if you have questions about the Proposals to be presented at the Special Meeting, you should contact NovaBay in writing at NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, CA 94608 or by telephone at (510) 899-8800.

Other Business

The Board is not aware of any other matter which will be presented for action at the Special Meeting other than the matters set forth in this Proxy Statement. If any other matter requiring a vote of the stockholders arises, it is intended that the proxy holders will vote the shares they represent as the Board may recommend. The proxy grants the proxy holders discretionary authority to vote on any such other matters properly brought before the Special Meeting.

February 9, 2026	By Order of the Board of Directors,

/s/ Michael Kazley
Michael Kazley Chairman of the Board

Appendix A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NOVABAY PHARMACEUTICALS, INC.

NovaBay Pharmaceuticals, Inc., a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

ONE: The original name of the corporation is NovaBay Pharmaceuticals, Inc., and the date of filing the original Certificate of Incorporation of the corporation with the Secretary of State of the State of Delaware was April 19, 2010.

TWO: The corporation hereby further certifies that this Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the corporation’s Certificate of Incorporation, as heretofore amended or supplemented.

THREE: The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

I.

The name of this corporation is NovaBay Pharmaceuticals, Inc. (the “Corporation”).

II.

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

III.

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

A.    This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Five Hundred Billion Five Million (5,005,000,000) shares. Five Hundred Billion (5,000,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01) per share. Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01) per share.

B.    The Preferred Stock may be issued from time to time in one or more series without further stockholder approval. The Board of Directors is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

C.    Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

V.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.    Management of the Business. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the Board of Directors.

B.    Election of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. At the annual meeting of stockholders in 2011, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the annual meeting of stockholders in 2012, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the annual meeting of stockholders in 2013, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C.    Vacancies. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors may, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

D.    Action by Stockholders. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, are delivered to the Corporation by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, all in accordance with the DGCL and the Bylaws.

E.    Bylaw Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

VI.

A.    The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

B.    Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

C.    To the fullest extent permitted by the DGCL, as it now exists or may hereafter be amended, an officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, provided that this Article VI.C shall not eliminate or limit the liability of an officer (i) for any breach of the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the officer derived an improper personal benefit. No amendment, repeal or elimination of this Article VI.C shall affect its application with respect to an act or omission by an officer occurring prior to such amendment, repeal or adoption of an inconsistent provision.

VII.

A.    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.    Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal paragraphs B, D or E of Article V or this Article VII.

VIII.

The name and the mailing address of the original incorporator is as follows:

NAME: Theresa Granados-Uriarte

MAILING ADDRESS:
NovaBay Pharmaceuticals, Inc.
5890 Horton Street, Suite 550
Emeryville, CA 94608

FOUR: This Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer on this _____ day of __________, 2025.

NovaBay Pharmaceuticals, Inc.

By:
Name: Michael Kazley
Title: Chief Executive Officer

Appendix B

NOVABAY PHARMACEUTICALS, INC.
2026 EQUITY INCENTIVE PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and includes certain operational rules related to those terms.

2.	PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock and Stock-based Awards.

3.	ADMINISTRATION

The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan and any Awards; to determine eligibility for and grant Awards; to determine the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any Award, to determine, modify, accelerate or waive the terms and conditions of any Award; to determine the form of settlement of Awards (whether in cash, shares of Stock, other Awards or other property); to prescribe forms, rules and procedures relating to the Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award. Determinations of the Administrator made with respect to the Plan or any Award are conclusive and bind all persons.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a)          Number of Shares. Subject to adjustment as provided for herein, the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 111,119,633 shares (the “Initial Share Pool”). The Initial Share Pool will automatically increase on January 1 of each year during the term of the Plan, beginning in 2027 and continuing through and including 2036, by the lesser of (i) four percent (4%) of the number of shares of Stock outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares of Stock determined by the Board on or prior to such date for such year (the Initial Share Pool, as it may be so increased, the “Share Pool”). Up to 164,484,196 shares of Stock from the Share Pool may be delivered in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), shares of Stock shall not be treated as delivered under the Plan, and will not reduce the Share Pool, unless and until, and to the extent, they are actually delivered to a Participant. Without limiting the generality of the foregoing, the number of shares of Stock delivered in satisfaction of Awards will be determined (i) by excluding shares of Stock withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award; (ii) by including only the number of shares of Stock delivered in settlement of a SAR any portion of which is settled in Stock; and (iii) by excluding any shares of Stock underlying Awards settled in cash or that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company, in any case, without the delivery of Stock (or retention, in the case of Restricted Stock or Unrestricted Stock). The limits set forth in this Section 4(a) will be construed to comply with the applicable requirements of Section 422.

(b)          Substitute Awards. The Administrator may grant Substitute Awards under the Plan. To the extent consistent with the applicable requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), shares of Stock delivered in respect of Substitute Awards will be in addition to and will not reduce the Share Pool. Notwithstanding the foregoing or anything in Section 4(a) to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the delivery (or retention, in the case of Restricted Stock or Unrestricted Stock) of Stock, the shares of Stock previously subject to such Substitute Award will not increase the Share Pool or otherwise be available for future grant under the Plan. The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all; provided, however, that Substitute Awards will not be subject to the limits described in Section Error! Reference source not found. below.

(c)        Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock, treasury Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan, unless otherwise determined by the Administrator.

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among Employees and Directors of, and consultants and advisors to, the Company and its subsidiaries. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.

6.	RULES APPLICABLE TO AWARDS

(a)          All Awards.

(1)          Award Provisions. The Administrator will determine the terms and conditions of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms and conditions of the Award and the Plan. Notwithstanding any provision of the Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)          Term of Plan. No Awards may be made after ten (10) years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3)          Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, subject to applicable securities and other laws and such terms and conditions as the Administrator may determine.

(4)          Vesting; Exercisability. The Administrator will determine the time or times at which an Award vests or becomes exercisable and the terms and conditions on which a Stock Option or SAR remains exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting and/or exercisability of an Award (or any portion thereof), regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A)    Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment each Stock Option and SAR (or portion thereof) that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and each other Award that is then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not then vested, will be forfeited.

(B)    Subject to (C) and (D) below, each Stock Option and SAR (or portion thereof) held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then vested and exercisable, will remain exercisable for the lesser of (i) a period of three (3) months following such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C)    Subject to (D) below, each Stock Option and SAR (or portion thereof) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to the Participant’s death or by the Company due to the Participant’s Disability, to the extent then vested and exercisable, will remain exercisable for the lesser of (i) the one (1)-year period ending on the first anniversary of such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D)    All Awards (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith).

(5)          Recovery of Compensation. The Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of any Award or Stock acquired under any Award, and any other amounts received in respect of any Award or Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with any provision of the Plan or any applicable Award, or any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment, or other restrictive covenant in favor of the Company or any of its affiliates by which the Participant is bound. Each Award will be subject to any policy of the Company or any of its subsidiaries that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging. In addition, each Award will be subject (i) to recoupment to the extent a Participant is or becomes subject to the Company’s Policy for Recoupment of Incentive Compensation, as the same may be amended and in effect from time to time (the “Clawback Policy”), and (ii) to any other policy of the Company or any of its subsidiaries that provides for forfeiture, disgorgement, or clawback with respect to incentive compensation that includes Awards under the Plan. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 6(a)(5), the Clawback Policy and any other clawback, recoupment or similar policy of the Company or any of its subsidiaries and further agrees (or will be deemed to have further agreed) to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 6(a)(5). Neither the Administrator nor the Company nor any other person, other than the Participant and the Participant’s permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or the Participant’s permitted transferees, if any, that may arise in connection with this Section 6(a)(5).

(6)          Taxes. The grant of an Award and the issuance, delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon the full satisfaction by the Participant of all tax and other withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes and other amounts with respect to any Award as it deems necessary. Without limitation to the foregoing, the Company or any parent or subsidiary of the Company will have the authority and the right to deduct or withhold (by any means set forth herein or in an Award agreement), or require a Participant to remit to the Company or a parent or subsidiary of the Company, an amount sufficient to satisfy all U.S. and non-U.S. federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and any Award hereunder and legally applicable to the Participant and required by law to be withheld (including, any amount deemed by the Company, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or any parent or subsidiary of the Company). The Administrator, in its sole discretion, may hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the Accounting Rules). Any amounts withheld pursuant to this Section 6(a)(6) will be treated as though such amount had been paid directly to the Participant. In addition, the Company may, to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to a Participant from the Company or any parent or subsidiary of the Company.

(7)          Dividend Equivalents. The Administrator may provide for the payment of amounts (on terms and subject to such restrictions and conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A.

(8)          Rights Limited. Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries, or any rights as a stockholder except as to shares of Stock actually delivered under the Plan. The loss of existing or potential profit in any Award will not constitute an element of damages in the event of a termination of a Participant’s Employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.

(9)          Coordination with Other Plans. Shares of Stock and/or Awards under the Plan may be issued or granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its subsidiaries. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its subsidiaries may be settled in Stock (including, without limitation, Unrestricted Stock) under the Plan if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available for delivery under the Plan in accordance with the rules set forth in Section 4).

(10)        Section 409A.

(A)    Without limiting the generality of Section 11(b) hereof, each Award will contain such terms as the Administrator determines and will be construed and administered such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(B)    Notwithstanding anything to the contrary in the Plan or any Award agreement, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including, without limitation, changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or desirable to avoid the imposition of an additional tax, interest or penalty under Section 409A.

(C)    If a Participant is determined on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six (6)-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(10)(C) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid, without interest, on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.

(D)    For purposes of Section 409A, each payment made under the Plan or any Award will be treated as a separate payment.

(E)    With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event, to the extent required to avoid the imposition of an additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.

(b)          Stock Options and SARs.

(1)          Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. The Administrator may at any time limit or restrict the exercisability of any Stock Option or SAR in its discretion, including in connection with any Covered Transaction. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2)          Exercise Price. Unless otherwise expressly determined by the Administrator, the exercise price (or the base value from which appreciation is to be measured) per share of each Award requiring exercise must be no less than one hundred percent (100%) (in the case of an ISO granted to a ten percent (10%) stockholder within the meaning of Section 422(b)(6) of the Code, one hundred ten percent (110%)) of the Fair Market Value of a share of Stock, determined as of the date of grant of the Award, or such higher amount as the Administrator may determine in connection with the grant.

(3)          Payment of Exercise Price. Where the exercise of an Award (or portion thereof) is to be accompanied by a payment, payment of the exercise price must be made by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise deliverable upon exercise, in either case that have a Fair Market Value equal to the exercise price; (ii) through a broker-assisted cashless exercise program acceptable to the Administrator; (iii) by other means acceptable to the Administrator; or (iv) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4)          Maximum Term. The maximum term of Stock Options and SARs must not exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an ISO granted to a ten percent (10%) stockholder described in Section 6(b)(2) above).

(5)          Repricing. The Company may, without obtaining stockholder approval, (i) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs; (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs that have an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs; or (iii) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a)          Mergers, etc. Except as otherwise expressly provided in an Award agreement or other agreement or by the Administrator, the following provisions will apply in the event of a Covered Transaction:

(1)          Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (i) the assumption or continuation of some or all outstanding Awards or any portion thereof; or (ii) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2)          Cash-Out of Awards. Subject to Section 7(a)(5) below, the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof (including only the vested portion thereof, with the unvested portion terminating without payment due as provided in Section 7(a)(4) below), equal in the case of each applicable Award or portion thereof to the excess, if any, of (i) the Fair Market Value of one (1) share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (ii) the aggregate exercise or purchase price, if any, of such Award or such portion thereof (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case, on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally) as the Administrator determines, including that any amounts paid in respect of such Award in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate. For the avoidance of doubt, if the per-share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the Fair Market Value of one (1) share of Stock, such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof.

(3)          Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case, on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following the exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4)          Termination of Awards upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon the consummation of the Covered Transaction, other than (i) any Award that is assumed, continued or substituted for pursuant to Section 7(a)(1) above, and (ii) any Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.

(5)          Additional Limitations. Any share of Stock and any cash or other property or other award delivered pursuant to Section 7(a)(1), Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or an acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(6)          Uniform Treatment. For the avoidance of doubt, the Administrator need not treat Participants or Awards (or portions thereof) in a uniform manner, and may treat different Participants and/or Awards differently, in connection with a Covered Transaction.

(b)         Changes in and Distributions with Respect to Stock

(1)          Basic Adjustment Provisions. In the event of any recapitalization, reclassification, stock dividend, stock split, reverse stock split, liquidation, exchange of shares, spin-off, combination, consolidation or other similar transaction or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator shall make appropriate adjustments to the maximum number of shares of Stock specified in Section 4(a) that may be delivered under the Plan, and shall make appropriate adjustments to the number and kind of shares of stock or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change, including any performance or other vesting conditions.

(2)          Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Sections 7(a) and 7(b)(1), or any other transaction involving the Company’s stock or any other event, in each case, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan or any Award.

(3)          Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock delivered to Participants under the Plan will be evidenced in such manner as the Administrator determines appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued in connection with Stock issued under the Plan, the Administrator may require that such certificates bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending the lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan or the applicable Award, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so in the Plan or at the time the applicable Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code) or stock exchange requirements, as determined by the Administrator. For the avoidance of doubt, without limiting the Administrator’s rights hereunder, no adjustment to any Award pursuant to the terms of Section 7 or Section 12 will be treated as an amendment requiring a Participant’s consent.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its subsidiaries to grant any person bonuses or other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS

(a)          Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or any Award to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b)          Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award, none of the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.

(c)          Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Award. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.

12.	ESTABLISHMENT OF SUB-PLANS

The Administrator may at any time and from time to time (including before or after an Award is granted) establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan for Participants based outside of the U.S. and/or subject to the laws of countries other than the U.S., including by establishing one or more sub-plans, supplements or appendices under the Plan or any Award agreement for the purpose of complying or facilitating compliance with non-U.S. laws or taking advantage of tax favorable treatment or for any other legal or administrative reason determined by the Administrator. Any such sub-plan, supplement or appendix may contain (i) such limitations on the Administrator’s discretion under the Plan and (ii) such additional or different terms and conditions, in each case, as the Administrator deems necessary or desirable, and will be deemed to be part of the Plan but will apply only to Participants within the group to which the sub-plan, supplement or appendix applies (as determined by the Administrator); provided, however, that no sub-plan, supplement, appendix, rule or regulation established pursuant to this provision shall increase the Share Pool.

13.	GOVERNING LAW

(a)          Certain Requirements of Corporate Law. Awards and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case, as determined by the Administrator.

(b)         Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the domestic substantive laws of the State of Delaware govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)          Jurisdiction. Subject to Section 11(a) and except as may be expressly set forth in an Award agreement, by accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that the Participant is not subject personally to the jurisdiction of the above-named courts that the Participant’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.

* * * *

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:

“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

“Administrator”: The Compensation Committee, except that the Board may at any time act in the capacity of the Administrator (including with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee charter or otherwise), if applicable). The Compensation Committee (or the Board, with respect to such matters over which it retains authority under the Plan or otherwise) may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers or other Employees of the Company the power to grant Awards to the extent permitted by Section 152 or 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.

“Award”: Any or a combination of the following:

(i)           Stock Options.

(ii)          SARs.

(iii)         Restricted Stock.

(iv)         Unrestricted Stock.

(v)          Stock Units, including Restricted Stock Units.

(vi)         Performance Awards.

(vii)        Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Board”: The board of directors of the Company.

“Cause”: In the case of any Participant who is subject to an employment, change of control or severance benefit agreement with the Company (or one of its affiliates) containing a definition of “Cause”, the definition of “Cause” as provided for in such agreement; and with respect to any other Participant, (i) the Participant’s commission of (A) a felony or (B) a crime involving dishonesty or moral turpitude, (ii) the Participant’s commission of any act of fraud, or embezzlement, theft, or dishonesty or intentional misappropriation of the property of the Company or any of its affiliates or of any customer or supplier of the Company, (iii) the Participant’s use of illegal drugs or abuse of alcohol that materially impairs the Participant’s ability to perform the Participant’s duties, (iv) the Participant’s material breach of any agreement with the Company, or a material violation of any of the Company’s written policies or procedures, or (v) any other willful misconduct or gross negligence in the performance of the Participant’s duties to the Company that could reasonably be expected to cause injury (including by way of reputational harm or other damages) to any member of the Company.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect, including any applicable regulations and guidance thereunder.

“Company”: NovaBay Pharmaceuticals, Inc., a Delaware corporation.

“Compensation Committee”: The compensation committee of the Board.

“Covered Transaction”: Any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving entity or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all the Company’s assets; or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”: The earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board, as determined by the Compensation Committee.

“Director”: A member of the Board who is not an Employee.

“Disability”: In the case of any Participant who is subject to a currently effective employment agreement with the Company (or one of its affiliates) that contains a definition of “Disability” (or a corollary term), the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every other case, “Disability” means, as determined by the Administrator, absence from work due to a disability for a period in excess of ninety (90) days in any twelve (12)-month period that would entitle the Participant to receive benefits under the Company’s long-term disability program as in effect from time to time (if the Participant were a participant in such program).

“Employee”: Any person who is employed by the Company or any of its subsidiaries.

“Employment”: A Participant’s employment or other service relationship with the Company or any of its subsidiaries. Employment will be deemed to continue, unless the Administrator otherwise determines at the time of grant or anytime thereafter, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or any of its subsidiaries. If a Participant’s employment or other service relationship is with any subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or one of its remaining subsidiaries. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock reported on the New York Stock Exchange (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported; or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO in the applicable Award agreement.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to performance vesting conditions, which may include Performance Criteria.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or settlement of an Award. A Performance Criterion and any targets with respect thereto may be applied to a Participant individually, or to a business unit or division of the Company or to the Company as a whole. A Performance Criterion may also be based on individual performance and/or subjective performance criteria (or any combination of any of the criteria described in this definition). The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The NovaBay Pharmaceuticals, Inc. 2026 Equity Incentive Plan, as from time to time amended or amended and restated and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be forfeited, redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or of cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code and the regulations thereunder.

“Section 422”: Section 422 of the Code and the regulations thereunder.

“Stock”: Common stock of the Company, par value $0.01 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Substitute Awards”: Awards granted under the Plan in substitution for one or more equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

NOVABAY PHARMACEUTICALS, INC.
ATTN: TOMMY LAW
2000 POWELL STREET, SUITE 1150
EMERYVILLE, CA 94608

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on March 11, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NBY2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on March 11, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83643-S31669

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

NOVABAY PHARMACEUTICALS, INC.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice & Proxy Statement is available at www.proxyvote.com

V83644-S31669

NOVABAY PHARMACEUTICALS, INC.
2026 Special Meeting of Stockholders
March 12, 2026, 11:00 a.m., Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Tommy Law as proxy with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of NOVABAY PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the 2026 Special Meeting of Stockholders to be held at 11:00 a.m., Pacific Time, on March 12, 2026, and any adjournment or postponement thereof, and to act, in his discretion, with respect to all votes that the stockholder(s) would be entitled to cast if then personally present. The meeting will be held virtually at www.virtualshareholdermeeting.com/NBY2026SM.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of Proposals One through Seven. If any other business is presented at such Special Meeting, this proxy will be voted with the discretion of the proxy.

Continued and to be signed on reverse side